                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K/A

                                 CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

                                 March 29, 2002
                                (Date of report)

                              IDIAL NETWORKS, INC.
             (Exact Name of Registrant as Specified in its Charter)

          NEVADA                     000-24962                     75-2863583
  (State of Incorporation)    (Commission File Number)         (IRS Employer ID)

                        10800 E. Bethany Drive, Suite 380
                                Denver, CO 80014
                    (Address of principle executive offices)

                                  303-338-5100
              (Registrant's telephone number, including area code)

ITEM 4.1

Change in Registrant's  Certifying Accountant - Ehrhardt Keefe Steiner & Hottman PC

     On  March  15,  2002,  iDial  Networks,  Inc.  ("iDial"  or the  "Company")
dismissed  its  former   independent   auditor,   Kenneth   Lieberman   CPA,  PA
("Lieberman"),  based  on that  such  action  was in the best  interests  of the
Company.  Effective as of that date, the Company engaged  Ehrhardt Keefe Steiner
& Hottman PC ("EKS&H") as its new independent  auditor.

     The decision to change  accountants  was approved by the board of directors of the Company.

    For the years  ended  December  31,  2000 and 2001 and up until the date of dismissal,  the  Company and  Lieberman  had no  disagreements  on any matter of accounting  principles or practices,  financial statement  disclosure,  auditing scope or procedure,  which disagreement,  if not resolved to the satisfaction of
Lieberman,  would have caused it to make  reference to the subject matter of the disagreement  in  connection  with any report or  opinion it might have  issued.

     Lieberman  issued  an  adverse  opinion  in its  report  on  the  Company's financial statements for the year ended December 31, 2000 expressing substantial doubt with  respect to the  Company's  ability to continue  as a going  concern.
Lieberman's  report on the  Company's  financial  statements  for the year ended
December  31, 2000 did not  contain any other  adverse  opinion,  disclaimer  of opinion, or modification or qualification of opinion.  Lieberman did not issue a report on the financial statements for the year ended December 31, 2001.

ITEM 7(c).  Exhibits.

Exhibit 16.1      Letter from Lieberman, dated March 29, 2002.

                                    SIGNATURE

     Pursuant  to the  requirements  of  Section  13 or 15(d) of the  Securities
Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the Undersigned, thereunto duly authorized.

                                                IDIAL NETWORKS, INC.
                                                (Registrant)

                                                /s/ Thomas G. Seifert
                                                   --------------------
                                                By:  Thomas G. Seifert
                                                     Chief Financial Officer